Form C

Cover Page

Name of issuer:

My Trail Company, PBC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 4/9/2015

Physical address of issuer:

1418 Pearl Street
Boulder CO 80302

Website of issuer:

http://mytrailco.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

10,000

Price:

$5.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $5

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$230,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$545,040.00	$276,115.00
Cash & Cash Equivalents:	$37,737.00	$132,659.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$66,943.00	$11,597.00
Long-term Debt:	$119,118.00	$0.00
Revenues/Sales:	$281,707.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($287,317.00)	($111,841.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

My Trail Company, PBC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
KIM COUPOUNAS	Director	B Lab Colorado	2015
Demetri Coupounas	CEO	My Trail Company, PBC	2015
Anne Maleady	Board President	American Canoe Association	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Demetri Coupounas	CEO	2015
Demetri Coupounas	CFO	2015
Demetri Coupounas	President	2015
Demetri Coupounas	Treasurer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Demetri Coupounas	100,800 Common Shares	60.0
Kim Coupounas	67,200 Common Shares	40.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

MY TRAIL IS A NEW COMPANY WITH A SHORT OPERATING HISTORY

My Trail incorporated April 9, 2015 and its first products arrived in late May 2016. Therefore we have little direct operating history for an investor to evaluate. There is no assurance that we will ever produce a profit. As a new enterprise, we may be subject to risks our management has not anticipated. It is possible that the proceeds from this offering may not be sufficient for us to continue to finance our operations.

MY TRAIL MAY FAIL FOR THE SAME OR SIMILAR REASONS THAT GOLITE FAILED

My Trail's founders previously started GoLite, and the products that My Trail plans to sell and the markets in which My Trail plans to operate are similar to products that GoLite sold and the markets in which GoLite operated. Although GoLite grew for a period of time, it was not able to attain profitability and was forced to file a petition in bankruptcy court and ultimately liquidated its assets, with owners of the company, the founders, losing all of their investment. There is no guarantee that My Trail will succeed where GoLite failed or that the founders have learned and can apply every critical lesson from their experience at GoLite.

MY TRAIL MAY NOT ATTRACT OR RETAIN A STRONG ENOUGH TEAM

My Trail employs 4 people, each of whom have broad responsibilities. There is no guarantee that the Company will attract an adequately strong team in all key functional areas over time. Until scale allows for solid hires in all key functional areas, generalists, in some cases working with outside parties, will have to continue to successfully manage design, development, sourcing, marketing, sales, e-commerce, store operations, customer service, information technology, human resources, distribution, and finance, which could result in inefficiencies and mistakes. Attracting, hiring and developing each team member into a high performer will take time, and there is no guarantee of success.

MY TRAIL MAY NOT ATTRACT ENOUGH CUSTOMERS

My Trail may not be able to convert an adequate portion of its email list of previous GoLite customers into My Trail customers. Even if it does, there is no guarantee that adequate numbers of new customers will be attracted in the future.

MY TRAIL SALES ARE WEATHER AND MACRO-ECONOMY DEPENDENT

Like other outdoor companies, My Trail sales are subject to the influence of weather. Early sales will be concentrated in the United States in general and Colorado in particular and may fluctuate with large climactic events and/or persistent trends. Sales can also be affected by the normal cyclicality of the overall economy, and particularly by any abnormally large decline in it.

MY TRAIL MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO COMPETE IN THE OUTDOOR INDUSTRY

Many companies provide products similar to ours. My Trail will compete with established businesses that have an operating history, and greater financial resources, experience and market share than we have. There is no guarantee that we will be able to compete or capture adequate market share. We will not be profitable if we cannot compete successfully with other businesses. Cash flow may be tight early on with a limited margin for error.

MY TRAIL MAY NOT DEVELOP COMPELLING ENOUGH PRODUCTS

While My Trail starts with a full line of product designs, many styles need to be refreshed periodically, new styles have to be added and some styles retired each season. There is no guarantee that this process will result in an attractive enough product offering over time. Much of the design work may be performed by outside contractors over whom we have little control.

MY TRAIL MAY NOT BE ABLE TO SOURCE ITS PRODUCTS RELIABLY OR AFFORDABLY ENOUGH

My Trail could face unexpected product cost increases that make its economic model unviable. Delays in production, shipping, or customs clearance could materially impact product delivery and thus customer experience and cash flow. Product can be lost or damaged in transit. Product that is designed, developed or assembled poorly could adversely affect sales due to poor quality, fit or color selection. Our products may not meet the sustainability standards that we claim they will meet, which could result in harm to our reputation.

MY TRAIL MAY NOT BE ABLE TO CONTAIN OPERATING COSTS ADEQUATELY

Sufficiently economical store and headquarters locations may not be available, key staff could cost more than budgeted and unanticipated costs may arise. Cash flow may be impacted by a failure to get reasonable terms from landlords, product and other suppliers.

THERE IS NO MARKET IN MY TRAIL SHARES AND NO GUARANTEE THAT INVESTORS WILL REALIZE ANY RETURN ON THEIR INVESTMENT

There is currently no, and there may never be any, secondary market trading in the Preferred Stock, and investors' ability to sell their shares are further limited by transfer restrictions under applicable securities laws and the terms of the agreement for the Preferred Stock. The primary exit event contemplated by this investment is a right for investors to cause the Company to redeem their shares after 5 years. However, there is no guarantee that the Company will still be operating in 5 years or, even if it is still operating, that it will be legally permitted to redeem investors shares at that time (especially if multiple investors request redemption at or around the same time), or at any time thereafter, and the Company will not be required to redeem any shares to the extent that it is not legally permitted to do so. The Company is not required to, and there is no guarantee that the Company will, pay dividends in any future year.

MY TRAIL'S DIRECTORS ARE REQUIRED TO CONSIDER FACTORS OTHER THAN SHAREHOLDER RETURNS.

My Trail is a Public Benefit Corporation, and accordingly its directors have a legal duty to balance the pecuniary interests of shareholders, the best interests of those materially affected by the Company's conduct and the specific public benefits identified in the Company's articles of incorporation. Therefore, the Company's directors may, consistent with their legal duties, take actions that are contrary to the financial interest of its preferred shareholders, and its preferred shareholders will have no recourse against the Company or its directors for taking such actions.

THE INVESTMENT INVOLVES TAX RISKS

No representation or warranty of any kind is made by the Company, its officers, directors or counsel, or any other professional advisors thereto, with respect to any tax consequences of any investment in the Company. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

OUR PRODUCTS COULD CAUSE BODILY INJURY OR HARM TO PROPERTY.

Although we believe our products will be safe, depending on the manner in which they are manufactured and/or used, our products could cause bodily injury or harm to property (and even if such injury or harm is not actually caused by our products, people could claim that our products caused such injury or harm). In the event that any such harm is caused (or claimed to be caused) by our products, there could be lawsuits against the Company that are costly to defend and/or result in costly settlements or judgments against the Company.

MY TRAIL MAY NOT BE ABLE TO SECURE AND ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS.

The Company's ability to compete against other businesses selling similar products depends on its ability to secure and enforce trademark and other intellectual property rights. However, there is no guarantee that any trademark or other applications we have filed, or may in the future file will be approved, and even registrations that receive approval could subsequently be held invalid due to our conduct or challenges by third parties. Similarly, we could lose valuable trade secret rights if we fail to properly protect our confidential information. Even to the extent that our intellectual property rights are valid, enforcing those rights could involve costly legal processes that we may not be able to bring to a successful conclusion.

MY TRAIL OR ITS PRODUCTS COULD BE SUBJECT TO UNANTICIPATED REGULATIONS.

Although to management's knowledge the Company and its products are not currently subject to any material regulation, there could be existing regulations that management is not aware of, and new regulations affecting the Company's business or products could be adopted in the future. Any such regulations could be costly or impossible for the Company to comply with.

THE OFFERING PRICE IS ARBITRARY.

The offering price of $5.00 per share is arbitrary and bears no relationship to any established value criteria (such as net tangible assets or a multiple of earnings per share) and accordingly should not be considered as an indication of the actual value of the Company.

MY TRAIL COULD BE HELD TO VIOLATE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Although the Company is not aware of any third party rights that are infringed by our existing or contemplated business activities, we have not performed any freedom to operate analyses (other than standard trademark searches related to the "My Trail" mark), and there is no guarantee that we will not be sued for infringement by third parties or that we will not need to modify our brand or products to avoid infringement.

WE MAY REVISE THE MANNER IN WHICH WE USE THE PROCEEDS OF THIS OFFERING.

Management will have significant flexibility in applying the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations.

MY TRAIL'S SHAREHOLDER VOTING RIGHTS ARE CLOSELY HELD BY ONE FAMILY

Except as required by law, the Preferred Stock has no voting rights and all shareholder voting rights belong to holders of Common Stock. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of Preferred Stock are required to vote their shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, to the extent that such actions are approved by the board of directors and holders of Common Stock. Demetri and Kim Coupounas and a trust for the benefit of their children own 100% of the outstanding shares of Common Stock and consequently are able to elect all of the directors and generally control all aspects of the company's vision and strategy. Investors must rely on the Common Stock holders to elect qualified directors and otherwise make strategic decisions that will enable the Company to succeed.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Expand down jacket line to include hyper lightstyles for Fall/Winter 2017.

If we raise: **$140,000**

Use of Proceeds: Expand shelter product line to include additional pyramid shelters and accessories.

If we raise: **$230,000**

Use of Proceeds: Expand pack product line to include ultralight and hyper lite backpacks

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates

on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Shares of Preferred Stock earn an annual dividend equal to 10% of the original purchase price of such shares (prorated for the year in which the shares are issued, based on the date the Company receives payment). The dividend for any year will be paid in cash, unless payment of such dividend is not permitted under applicable law or the Company's board of directors determines that payment of such dividend would materially adversely affect the financial condition of the Company. To the extent such dividends are not paid in cash, they will accrue from year to year (without compounding). The Company will not pay any dividends on shares of Common Stock unless all accrued dividends on Preferred Stock have been paid.

In the event of any liquidation of the Company, or any sale of the Company through merger or sale of assets, holders of shares of Preferred Stock will be entitled to receive an amount equal to the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon, prior to any payments being made to the holders of Common Stock in respect thereof.

At any time, holders of shares of Preferred Stock may request that the Company redeem their shares. If the request is made at least 5 years after the shares were issued, the Company must redeem the shares, at a redemption price equal to the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon (unless applicable law prohibits such redemption). If the request is made less than 5 years after the shares were issued, the Company may (but is not required to) redeem the shares, at a redemption price equal to the original purchase price of such shares less the aggregate amount of dividends previously paid thereon.

In addition, the Company has the option to redeem any shares of Preferred Stock at any time. Pursuant to this option, (a) if the redemption is made at least 10 years after the shares were issued, the redemption price is the original purchase price of such shares plus the amount of accrued but unpaid dividends thereon, and (b) if the redemption is made less than 10 years after the shares were issued, the redemption price is 2x the original purchase price of such shares less the aggregate amount of dividends previously thereon.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that My Trail seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	168000.0	168000.0	Yes
Preferred-A	400000.0	168669.0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Holders of shares of Preferred Stock have no voting rights in respect of such shares, except as required by law. In addition, pursuant to the subscription agreement for the Preferred Stock, holders of shares of Preferred Stock are required to vote such shares in favor of certain sale of the Company transactions and certain amendments to the Company's articles of incorporation, in each case to the extent that such actions are approved by the board of directors and holders of Common Stock, and grant a proxy to the Company's officers to effect such voting to the extent that such holders fail to do so themselves.

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Preferred shares are non-voting and non-convertible.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the Common Shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the **Common Shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. T**he Common Shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The Common Shareholders have the right to redeem their securities at any time. T**he Common Shareholders** could decide to force the Company to redeem their shares at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company, its ability to pay dividends on the securities held by the Investor, and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Given the right of Preferred Investors to Put their shares back to the Company, and the Company's right to Call the shares from Preferred Investors in the future at the price paid for the shares, the securities are primarily valued at the price they were purchased at.

In addition, market feedback and conversations with investors were taken into account.

In the future, we may perform valuations of our preferred stock that take into account factors such as the following:

- unrelated third party valuations of our preferred stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our preferred stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

My Trail Company, PBC currently has $232,944.62 on a line-of-credit in place with GemCap of Malibu, CA to finance product inventory as of June 21, 2017. The line covers 50% of the landed-duty-paid (LDP) cost of inventory up to a maximum of $1,000,000. Since My Trail currently pays 50% up front for production to cover the costs of materials that go into its products, the line covers the balance of the cost of production, freight and duties.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	Regulation Crowdfunding	SAFE	$189,675	General operations
5/2017	Regulation Crowdfunding	Priced Round	$80,820	General operations
6/2017	Colorado DPO	Priced Round	$572,850	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

My Trail's founding family, Demetri & Kim Coupounas, and the Coupounas Children's Irrevocable Trust, funded start up operations in 2015 with investments totaling $168,000, of which $88,000 was cash and $80,000 were in kind assets - both intellectual and physical property and prepayment of various business expenses.

My Trail needed to raise $200,000 minimum in its Colorado Direct Public Offering (DPO) in order to be able to order 1st production of the core 11 products that would allow it to operate profitably selling only on a web site, and fund start up operations until that product arrived and sales commenced. The $200,000 minimum was reached on November 16, 2015. The first products ordered arrived and sales commenced in late May, 2016.

Upon reaching $300,000 raised, My Trail ordered its 4 best selling down insulated jackets, which arrived in mid-July 2016.

Having raised over $560,000 in its DPO as of May 3, 2017, My Trail has opened a combined Flagship Store, Distribution Center and Headquarters at 1418 Pearl Street, Boulder Colorado.

The DPO is still open and its proceeds will be combined with those from this raise to fund product line expansions.

My Trail raised $189,675 and $80,820 through two Regulation Crowdfunding rounds on the same terms as the current raise which closed September 2016 and May 2017 respectively.

As My Trail has ordered only the very best selling of the products once made by GoLite, and will sell them primarily direct-to-consumer, and because operating costs have been kept low, we expect to achieve strong margins and to be both profitable and cash flow positive in 2017, our 1st full year of sales.

My Trail has a line-of-credit in place with GemCap of Malibu, CA to finance delivery of bulk production. The line covers 50% of the landed-duty-paid (LDP) cost of inventory up to a maximum of $1,000,000. Since My Trail currently pays 50% up front for production to cover the costs of materials that go into its products, the line covers the balance of the cost of production.

My Trail can operate profitably and maintain liquidity without the proceeds of this offering.

Proceeds from this offering will allow My Trail to accelerate its growth. Amounts from the very first $50,000 raised on up to $230,000 raised will be put toward production of new styles for Fall 2017 and Spring 2018. Fall/Winter 2017 styles include 14 down insulated jackets, hooded jackets and vests in 3 distinct groups from light to lighter to lightest. Spring/Summer 2018 styles include enhanced offerings of pyramid shelters and light, lighter and lightest backpacks. Each of these groups will at least triple with the arrival of these Customer-requested products.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    - C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://mytrailco.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN MY TRAIL

Lightweight, durable clothing and equipment for everyday adventurers

"We make a full line of lightweight, outdoor essentials. With high-quality, affordable gear—we cut out the middleman and sell directly to customers. We have the product designs and entire customer email list of GoLite, the $17.5M global leader in lightweight outdoor gear. Thanks to over 350 Customers who have invested, we've opened a flagship store on Pearl Street, Boulder, CO's busiest shopping district and are distributing with partners in Germany, France, Japan, Taiwan and Australia.

Demetri Coupounas
CEO, MY TRAIL


FOLLOW US FOR UPDATES
10 UPDATES 194 FOLLOWERS
SHARE
TWEET
41
investors
$60,450
raised of $50K-$230K goal
$1,000 min
by Wefunder Portal LLC
INVEST

Priced Round
$5.00/share
Invest in My Trail at $5 per share of Preferred Stock which entitles you to an annual dividend of 10% (prorated for the year in which the shares are issued) and a 20% discount on all product purchases.

OUR AMBITION

Within 5 years, My Trail plans to be as big as GoLite was at its peak and profitable with higher margins and lower costs. We are growing methodically each year, adding more popular products and opening small profitable stores in sync. Thanks to our Wefunder Investors we added 18 styles of apparel this season and opened a 1,000 sq ft flagship store in the heart of Boulder Colorado's Pearl St. walking mall. By 2018, we'll open a My Trail store in the 4 key Colorado Front Range cities.

KEY FACTS

- Raised over $850,000 from Colorado DPO and first Wefunder offering
- Opened flagship store: 1,000 sq ft in the heart of Boulder, CO's Pearl Street walking mall
- Launched core equipment, down insulated, and spring/summer apparel groups in 3 successive seasons
- Distributing with German, French, Japanese, Taiwanese and Australian sales partners
- Profitable in December 2016
- First ever Title III Crowdfunding Company to issue a dividend – February, 2017

DOCUMENTS

- Pitch Deck
- Financial_statements.pdf
- Video Transcripts

mytrailco.com *from Boulder CO* FASHION RETAIL ADVENTURE OUTDOORS PBC & B CORPS

Why I Like My Trail

Loved the company GoLite. Have the jam 70 which has held up fantastic. Looks like the new products are made of the same stellar materials. Was so sad a few years ago when I went to order their classic green peak tent only to find the company had went out of business. So happy their back! Now I get to save up again for the tent!

Jeremy C.
MYTRAIL'S FACEBOOK FAN

BizWest

My Trail Co. opens flagship store on Pearl Street in Boulder - BizWest

BOULDER - My Trail Co., Demetri 'Coup' Coupounas' reincarnation of his former outdoor-gear company GoLite, has moved into 2,225 square feet of space at 1418 Pearl St. My Trail makes outdoor clothing and equipment and sells it directly to
June 12, 2017 @ bizwest.com

Daily Camera

Boulder's My Trail Co., successor to GoLite, up and running

Company raised hundreds of thousands through crowdfunding, direct public offering Posted: 12/15/2016 05:22:52 PM MST Updated: 12/15/2016 07:57:12 PM MST Less than two years after the high-profile demise of iconic Boulder outdoor brand GoLite, the
December 19, 2016 @ dailycamera.com

5280 [THE DENVER MAGAZINE]

Gear Closet: My Trail Co.'s Pyramid 4 Shelter

My Trail Co.'s Pyramid 4 Shelter Born In: Boulder Why You Need It: Thanks to its innovative pyramidal design-which is a 1/80 scale model of the Great Pyramid of Giza-this 87-square-foot tent gives Mom, Dad, and two little ones a bit more elbow
August 1, 2016 @ 5280.com

BizWest

GoLite reincarnation My Trail Co. launches new equity crowdfunding campaign - BizWest

BOULDER - Demetri 'Coup' Coupounas' reincarnation of his former outdoor-gear company GoLite is nearly complete. And it's raising more cash to ramp up. The Boulder entrepreneur's new company, My Trail Co., is aiming to go live with website
May 18, 2016 @ bizwest.com

Boston Business Journal

Old Colorado investing law is now a new route to equity crowdfunding

An outdoor gear company in the midst of rebranding itself is the first to use direct public offerings on the Internet in a crowdfunding model. My Trail owner Demetri Coupounas developed his own crowdfunding website to raise $500,000 for his
April 23, 2016 @ bizjournals.com

Upstart Business Journal

Following bankruptcy, outdoor gear shop founder has plans for a comeback

A Colorado retail original has designs on a comeback, with a little help from its friends. Demetri Coupounas is the founder of Boulder-based GoLite, a brand of recreational clothing and gear and a retail chain that went through bankruptcy
September 13, 2015 @ upstart.bizjournals.com

BizWest

GoLite founders raising up to $1.4M to revive product line with My Trail Co.

BOULDER - Demetri "Coup" Coupounas and his wife Kim, co-founders of now-defunct outdoor retailer GoLite, are resurrecting their old product line under the new brand My Trail Company, seeking between $500,000 and $1.4 million from investors in a
August 5, 2015 @ bizwest.com

'om our Colora

Boot Camp Participant My Trail Company Plans Colorado DPO

The great outdoors. You might be thinking you're heading out into it au naturel, unburdened of the cares of the material world and that stuff we call money. But chances are, before you've even stepped foot on Mount Shasta or breathed the cool,
April 14, 2015 @ cuttingedgecapital.com

TURN A 30LB OVERNIGHT LOAD INTO JUST 10LBS

We specialize in lightweight, durable outdoor gear and apparel for easier adventures.

Our mission is to make the lightest gear possible by starting with a clean slate and including only the details that matter. We make gear so light people forget they're carrying a load on their back so they can focus on enjoying the time they spend together, outside.









Since May 2016, We've Launched Over 12 Product Groups

Our all star line of tents, packs, down jackets, storm shells, hiking and trail running tops and bottoms are selling globally.

Our 1st several months My Trail focused on online sales of our 1st packs, shelters and equipment accessories. We added 4 down jackets and opened a holiday store for our 2nd season. Now in our 3rd 6-month season, we've added 18 styles of Spring/Summer storm shells and hiking and trail running tops and bottoms, and opened our Pearl Street flagship store thanks to our 1st group of Wefunder Investors. Word is spreading and sales are picking up steam.

50%

Gross Margin

14

New Down Insulated Styles

ALREADY ORDERED FOR FALL 2017

Meet Our Bestsellers

Our customers love us because we've crafted outdoor gear they can depend on with full confidence and no hassle.



The Chrome Umbrella

★★★★★

Great Umbrella!

"It is light, sturdy and gets the job done. I have given it as a gift many times(as both the go-lite and My Trail version). People love the quality and weight. It is one of my favorite, hiking -backpacking items."

- Karl L
Customer



The Backpack Light

★★★★★

Best Pack Ever On My Back

"I loaded it up with weight of a three day hike to try it out. I took it out for a 13 mile spin and it fits like a glove. Almost didn't notice it was on my back!"

- Steve V.
Customer



The Ultralight Tent

★★★★★

Couldn't Be More Happy With This Tent

"I love this tent. I've used it on about 5 backpacking trips now and I can't find anything I dislike about it. It packs down to a good size and it is super easy to pitch even in cold and windy conditions."

- Sam
Customer

We Just Opened Our Flagship Store

It's 1,000 sq ft right on the Pearl Street walking mall in Boulder, CO the outdoors capital of the world.

My Trail's flagship store is at 1418 Pearl Street – a prized location on the walking mall. The foot traffic is dense. For no extra cost, we moved the entire My Trail HQ team to the brick-and-mortar, saving us time and money while bringing us closer to our customers. Come visit the flagship and we can show you the Distribution Center in back too.


MY TRAIL
WHITTIER
Boulder
Pine St
Pearl St
Walnut St
Folsom St
26th St
29th St
28th St
33rd St
Walnut St
Twenty Ninth Street
Fisher Dr
Arnold Dr
Goss St
17th St
18th St
22nd St
14th St
Arapahoe Ave
Arapahoe Village
Boulder High School
Newton Court
19th St
Broadway
Boulder Creek
Marine St
30th St
CU Boulder
East Campus
University Ave
Taft Dr
Folsom Field
The Fox Theatre
University of Colorado Boulder
Regent Dr
Pennsylvania Ave
Colorado Ave
College Ave
Madison Ave
Kent St
35th St
Euclid Ave

We're Also Already Selling Abroad

You can find My Trail gear at outdoor retailers in Germany, France, Japan, Taiwan and Australia.

We've Been Moving Fast

In just over a year since launch, we've debuted hugely popular product lines in 3 consecutive seasons and opened our flagship store. More of our most popular products are in production and planned for each of next 5 seasons. We plan 1-2 new small stores each season to optimize the physical store count with the product groups we'll be selling.

May 2016



My Trail LIVE

Mytrailco.com officially launches.

May 2016



Debut: Packs, Shelters, Accessories

Started selling first round of products online: packs, shelters and accessories.

July 2016



Debut: Insulated Jackets

Started selling our popular down jackets and parkas.

August 2016

First International Shipment

Shipped first International Distributor orders to Japan and Germany.

October 2016

First Pre-Season Order

Took first preseason order from Japanese Distributor in October 2016 - ships January 2017.

October 2016

Ordered 18 New Apparel Styles

Ordered 18 new apparel styles including storm shells and hiking and trail running tops and bottoms.

November 2016

Holiday Store Opens

Opened first brick-and-mortar in November 2016 at 29th Street Mall in Boulder—just in time for the holidays.

December 2016

First Profitable Month

April 2017



Opened Boulder Flagship Store

1418 Pearl Street serves as our Headquarters and Distribution Center as well keeping our team tight and close to our Customers

May 2017

Closed 2nd Wefunder Round

Launched production of 14 new down insulated styles for Fall 2017 thanks to 65 new Investors!

2018

New Expansion Line

Pack, shelter, hyperlight wind and storm shell, performance top, base layer, and zonal windproof softshell product line expansions for 2018 planned, partially with proceeds of this round.

Investor Presentation


MY TRAIL CO

Let's Build this Brand Together

We've raised $850,000+ from our Colorado DPO and earlier Wefunder offerings



Thank you to the over 350 of you and counting who have already invested in My Trail. Thanks to you we have grown beyond an idea and are now an operating business selling high performance outdoor products on mytrailco.com and in our flagship store in Boulder.

We invite more of our wonderful Customers to join these leaders and become Investors as well. With you on our team we'll expand our product line to include another core collection of 10-20 styles each season and we'll add more carefully selected, small, profitable stores hand-in-hand with the product line expansions.

Together we will build a company that makes more of the best lightweight outdoor clothing and equipment available and continues to price it so that everyday adventurers can afford it. Together we will build a company that is as relentless in its cost control as it is in its product innovation and is as financially sustainable as it is environmentally responsible.

Excited for the journey together,

Demetri Coupounas

February 15, 2017

My Trail is happy to announce that we are the 1st ever Title III Crowdfunding Company to Send Dividends to our Investors.



Founder



Demetri Coupounas

CEO

Founded $17 million outdoors company GoLite. Previously studied at Harvard and Princeton.

AND THE REST OF THE TEAM



Thomas Dangerfield

Chief Marketing Officer



Kale Klontz

Chief Operating Officer

Raised $903,795 From 204+ Investors

$189,675	$80,820	$572,850	$60,450
September 2016 SAFE	May 2017 PRICED ROUND	June 2017 PRICED ROUND	In Progress



Michael L. Sides

I am a husband, father, and educator. Time outside and on the trail is my passion.



Ed Shonsey



Joshua Bornhorst

pathology professor



Jon Bruce



Libby Tomlinson



Mark Wollam

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What are you building?

MT: MyTrail is a new company that's starting with tremendous assets from GoLite, a company that was in the outdoors market space for 16 years. GoLite did a lot of things well and had a great following in 23 different countries selling people's favorite ultralight collection of outdoor gear: packs, shelters, sleeping bags, outerwear, mid layers, base layers and accessories. But GoLite isn't around anymore because it opened physical stores that were too large and too costly to operate, and added a large casual product line that was unprofitable.
With MyTrail, we're taking all of those wonderful Customers and products of GoLite and concentrating on only the best and most popular clothing and equipment. Essentially we're doing what was working and not doing what wasn't working. We're reclaiming the role of worldwide industry leader in lightweight outdoor gear.

WF: What makes your brand different?

MT: The heart and soul of MyTrail is making products that not only function well and are durable, but are also so light and compact that you can forget about the gear and remember why you went outside to begin with. The second central element that the outdoor industry hardly addresses is delivering that premium, lightweight equipment in as economical a way as possible.

We don't want our brand to be a badge worn at cocktail parties. We want our gear to be the lightest, most effective, and most affordable for the quality.

WF: How do you achieve affordability for customers?

MT: We sell directly to customers. By avoiding the traditional wholesale channel, we eliminate the extraneous expenses. And the savings we make from avoiding the middleman is passed onto customers.

The traditional wholesale model requires companies to make samples many months in advance that cost a lot to develop and produce. Companies also have to attend trade shows in other states and countries. A booth at a large trade show can cost as much as a house. And rep commissions cost a lot and wholesalers pass that cost on to the Customer also.

WF: What kind of advantages does your business model give you?

MT: By avoiding the wholesale channel we are making products that people actually like and want. There are no gatekeepers involved. We hear from Customers themselves what innovation they're craving, what makes sense for them. And we can make it for them.

Seeing the end customer enjoy our work is what we care about.

WF: What makes your equipment special?

MT: When people first walk into an outdoor store and look at the various equipment, apparel and accessories, the only cost they see is its price. They buy what they want, take it outdoors and use it. Then they realize that the most important cost isn't actually price, but the gear's weight, and secondarily its bulk. Those are the costs you pay not just once, but with every single step on every single trip. Heavy, overbuilt gear ruins your trip.

We concentrate on making the lightest gear possible by eliminating extraneous elements. Thoughtful design is lightweight and durable. Our mission is to make gear elegantly simple and so light users forget they're even carrying a load on their back and can focus on enjoying the outdoors.

WF: What sets you apart from competitors?

MT: First, our relentless focus on making our products as light and packable as possible while delivering supreme performance and solid durability. Second, our direct-to-consumer sales model that allows us to eliminate many traditional costs and deliver products affordably to Customers. Internally, we call this combination "great products at great prices" which is what virtually all Customers want. And we will deliver great products at great prices over a wide range of outdoor product categories from packs to tents to sleeping bags to technical outerwear, mid layers, base layers, and accessories which creates uncommon synergy and allows new Customers to transform their overnight loads from the typical 30+ pounds to less than 10.

WF: What are the companies who are making competing products?

MT: There are many companies in the Outdoor market. Most are small with narrow product lines. There are also a few larger brands that make products in all the categories My Trail will make products in. In the U.S., these include The North Face and REI. While there are other brands whose products are as high performance as My Trail's, and some that make products as sustainably as My Trail, none achieve the combination of light weight and low cost that My Trail does.

WF: Tell us about the market.

MT: The outdoor recreation market is worth $646 billion in the U.S. annually and the market specifically for outdoor clothing and equipment is $35 billion. Combined, leading international markets are even greater than these US figures.

WF: Why dedicate the last 20 years of your career to this niche? ^

MT: I want more people to go out and not only experience, but truly enjoy the outdoors. The way it is now, traveling outdoors can be a hassle and a buzzkill for ordinary folks. Lugging around heavy, overbuilt gear isn't fun. We want to take that experience and remove the burden. You should enjoy the outdoors, the relationships you make with others and the natural beauty all around you.
I've experienced the over-burdened trip. And I've also experienced the joy of going light and not noticing the load on my back at all. Everyone I know who has had that experience of going light goes out more often, enjoys it much more, and is refreshed and excited each time.

WF: What are you selling right now? ^

MT: We start selling our most popular packs, shelters and accessories in late May, and our most popular down jackets and parkas in July.

WF: How are you tackling manufacturing? ^

MT: The final cut-and-sew for our first products is concentrated at leading manufacturers in Vietnam and China. Historically, the products we're making have had plenty of inputs and cut-and-sew in the United States, Canada, Japan, Korea, Taiwan, France and other countries.

We are also working with a strategic partner based in New Jersey that has a global management footprint in outdoor production. They work with large customers including Under Armour, for which they were the first outside supplier. Using their suppliers, we've saved about 1% on equipment and about 10% on apparel costs while marginally improving product quality which was already very high. That cost savings allow us to have a healthier and stronger company while delivering terrific value to our Customers.

WF: What do the margins look like on your products generally? ^

MT: We go into a season with average starting margins in the 60% range, which is very high for our industry. Discounts to Investors, our team, and group purchases will reduce that by several points and we have modeled a 55% margin into our finances. We think we can beat that every season.

WF: How do you plan to activate current customers and acquire new ones? ^

MT: We start with over 15 Customers on our email list for every item we have produced for our 1st 6-month season, so our early focus is on serving current Customers by making the products they like most and letting them know when they arrive. Even in our 3rd year we plan to make fewer items than we have Customers to buy them. Our 1st 5 years our main focus on acquiring new Customers will be via word-of –mouth.

WF: What lessons from GoLite are you bringing into MyTrail? ^

MT: The biggest are (1) to make only the products that truly matter to our Customers, the technical apparel and equipment that sold best and was solidly profitable; and (2) to sell those core product groups online, and in small stores modeled on the smallest of GoLite's stores, which was the reliably profitable size. Others are detailed in our Investor Presentation video.

WF: Tell us about the team and why you're the people to make this happen. ^

MT: MyTrail is starting small with a very tight team. So far, there's Kale Klontz, our Chief Operating Officer. Kale's terrific at retail operations, hiring and management. And we've added Thomas Dangerfield as our Chief Marketing Officer. Thomas was actually one of our earliest investors so he brings his knowledge not only of how to build our brand as an expert, but as a user.

We have 4 great outside Directors on our board who have already added lots of value in sourcing, merchandising and strategy.

WF: What are the big risks? What keeps you up at night?

MT: We've worked hard to manage away most risk by making only our best selling and most profitable products, and selling them in only the universally profitable store formats: online, and small physical footprint (under 1200 square feet). Our focus is and will remain on excellent execution of this basic formula. By nature I don't sleep a lot anyway, so I wouldn't say that keeps me up at night, but that's what I work on at night.

WF: Why allow your customers to invest in your business?

MT: Any business benefits from having investors who truly care about it and understand it. They're the ones best positioned to point out both pitfalls to avoid and opportunities to seize. We've had over 125 Customers invest so far in Colorado and they've suggested great ideas, posed key questions, and provided contacts that have proven very useful. It's been a joy.

I look forward to experiencing that more and more as this base of Customers-turned-Investors expands beyond Colorado to the rest of the country.

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Barnaby Zelman Nov 16 2016

Don't know your reasons for the $1k minimum but I'm sure you guys could unlock tons of investment on this site if your minimum was lowered. Hope you'll consider.

Demetri Coupounas CEO FOUNDER Nov 17 2016

Hi Barnaby,
Thank you for the question and suggestion. We carefully weighed many factors over a year ago in setting up a Direct Public Offering in Colorado, and later adding a WeFunder raise. We don't want to have more than 500 non-accredited Investors at any point since that could trigger more burdensome federal filings which raise our costs. Also, we wanted to offer a generous product purchase discount to all of our Investors - 20% off with no cap on purchase amount and being able to apply it on top of any other promotion at any time, when our products already average ~1/3 below competitors products is too good a deal for Investments under $1,000 and we don't want multiple classes of Preferred Investors - just one where everyone gets the same deal no matter where they live. We want, and so far have attracted, core Customers as our Investors - including 89 on our 1st WeFunder round. We'd love to have you join us as well!

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David Scher Feb 2

Your answer regarding where the product is made is fairly unclear. Can you please clarify what percent of production is in what location? For example, 60% China, 15% Vietnam, etc.

Demetri Coupounas CEO FOUNDER Feb 2

Hi David,

Thank you for your question and your interest in My Trail. Percentages change each season with which products we're running and the sourcing decisions we make. Country of origin for the products we brought in last year were just under 60% Vietnam, just over 40% China, and about 1% Great Britain. All 3 numbers could change substantially by the end of this year, and we are in the process of sourcing some US made accessories. Please note that we both source, and sell, globally. We already have distribution in Japan, Taiwan, Germany and France, in addition to the US and Canada.

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MORE QUESTIONS

RISKS

1 MY TRAIL IS A NEW COMPANY WITH A SHORT OPERATING HISTORY

My Trail incorporated April 9, 2015 and its first products arrived in late May 2016. Therefore we have little direct operating history for an investor to evaluate. There is no assurance that we will ever produce a profit. As a new enterprise, we may be subject to risks our management has not anticipated. It is possible that the proceeds from this offering may not be sufficient for us to continue to finance our operations.

2 MY TRAIL MAY FAIL FOR THE SAME OR SIMILAR REASONS THAT GOLITE FAILED

My Trail's founders previously started GoLite, and the products that My Trail plans to sell and the markets in which My Trail plans to operate are similar to products that GoLite sold and the markets in which GoLite operated. Although GoLite grew for a period of time, it was not able to attain profitability and was forced to file a petition in bankruptcy court and ultimately liquidated its assets, with owners of the company, the founders, losing all of their investment. There is no guarantee that My Trail will succeed where GoLite failed or that the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

My Trail is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min

INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



3rd

Anne Maleady

Senior executive in Retail Industry, Non-Profit Trustee and Leader

East Coast Greenway Alliance • University of Massachusetts Boston

Greater Boston Area • 462

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Being outside is a critical part of my life. Wind, rain, snow. Bicycle, boat, boots. Fresh air, dirt, stars. It's all good. I draw my energy from the outdoors and have made it a focus to share my joy with others. Years of servic... See more

Experience

Trustee
East Coast Greenway Alliance
2006 – Present • 11 yrs
Raleigh-Durham, North Carolina Area

Trustee at the ECGA. The East Coast Greenway is a 3000 mile transportation corridor for pedestrians, cyclists, and other users of greenways. This developing trail system links the major urban areas on the eastern seaboard from Calais Maine to Key West Florida. The route is fully mapped and is currently 33% off road and ADA accessible.

Board of Directors, current President
ACA American Canoe Association
2005 – Present • 12 yrs
Fredericksburg Virginia

Established 1880, the ACA is the oldest member based, national nonprofit organization serving the paddling public through safety, education, conservation, competition, stewardship. The ACA is currently supporting the Worldwide Voyage of the Hokule'a a replica of a traditional Polynesian voyaging canoe.

Senior Consultant
Kayak Power
2000 – Present • 17 yrs

Retail Director
REI Recreational Equipment Inc
1991 – 2012 • 21 yrs
Northeast, SoCal-AZ

Multi store director in charge of retail expansion: researching store locations, staffing, setting financial objectives, maximizing store operations, oversee ing marketing, and ensure professional customer interactions.

District Manager
Eastern Mountain Sports
1979 – 1991 • 12 yrs
Northeast, Colorado

Retail Director leading in stores in 7 states in Northeast, Rockies, Midwest. Delivered financial results, hired and trained leaders, established new stores and markets

Education

University of Massachusetts Boston
Bachelor of Arts (B.A.), History, Anthropology

Volunteer Experience

President
ACA American Canoe Association
2005 – Present • 12 yrs
Education

The American Canoe Association (ACA) is a member based, national nonprofit organization serving the broader paddling public by providing education related to all aspects of paddling; stewardship support to help protect paddling environments; and sanctioning of programs and events to promote paddlesport competition and recreation

Trustee
East Coast Greenway Allaince
2006 – Present • 11 yrs
Environment

The East Coast Greenway is a developing trail system, spanning nearly 3,000 miles as it winds its way between Canada and Key West, linking all the major cities of the eastern seaboard. Over 28 percent of the route is already on safe, traffic-free paths.

Featured Skills & Endorsements

Leadership · 64
Endorsed by **Tim Spangler, who is highly skilled at this**
Endorsed by **3 of Anne's colleagues at East Coast Greenway Alliance**

Retail · 59
Endorsed by **John Sheppard and 10 others who are highly skilled at this**
Endorsed by **5 of Anne's colleagues at Recreational Equipment Inc**

Merchandising · 42
Endorsed by **Elaine Jorgenson and 4 others who are highly skilled at this**
Endorsed by **2 of Anne's colleagues at East Coast Greenway Alliance**

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Contact and Personal Info
Anne's Profile
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3rd

Demetri Coupounas

President at My Trail Company

My Trail Company • Harvard University, John F. Kennedy School of Government

Boulder, Colorado • 389

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Experience

President
My Trail Company

President
GoLite
1998 – 2015 • 17 yrs
Boulder, CO

Policy Director
The Concord Coalition
1995 – 1997 • 2 yrs
Washington, DC

Education

Harvard University, John F. Kennedy School of Government
Master's Degree, Public Policy
1992 – 1994

Harvard Business School
Master of Business Administration (M.B.A.)
1991 – 1994

Princeton University
Bachelor's Degree, Politics
1984 – 1988

Contact and Personal Info

Demetri's Profile

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Broker at CB Richard Ellis

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Owner, Spur*

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CEO and President Curves and Jenny Craig

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Director of Marketing at Swannies Footwear

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3rd

Kim Riether Coupounas

values-based leader, innovator, strategist, entrepreneur

B Lab • Harvard Business School

Greater Denver Area • 500+

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Kim Coupounas is a visionary leader, executive, entrepreneur, connector and community-builder and a passionate advocate for responsible business, the outdoors, and public lands. Kim currently serves as a Director of … See more

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3,531 followers

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I am very excited to join the board of directors of VISIT DENVER, The Convention & Visitors Bureau and help promote Denver as a top international destination. Thanks, Annette Quintana for
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National Geographic Society commits $50 million to impact investing. The science and research nonprofit is the latest to jump into mission-driven investing. "We recognized the opportunity to
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Kim's Profile and Twitter

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Demetri Coupounas • 3rd
President at My Trail Company



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Experience

Director

B Lab
2014 – Present • 3 yrs
Global

2017 - Present
Advancing B Lab's mission in the US and around the world by identifying influential Certified B Corporations, building game-changing strategic and philanthropic partnerships and igniting regional community growth.

2014 - 2016
Led a collaborative effort to grow and engage the community of B Corps and other responsible businesses in Colorado and to foster a vibrant ecosystem of responsible business practice with the goal of making Colorado a shining example of an innovation- and impact-based economy. Engaged companies to measure and improve impacts on workers, communities, and the environment. Partnered with a wide range of companies, organizations, business associations, incubators/accelerators, universities, and foundations to achieve mission while building a regional multi-stakeholder effort that can be replicated. Direct outreach to thousands of C-suite executives and other business leaders throughout Colorado. More than tripled the number of Colorado B Corps. Galvanized community partners and raised seed funding for 2017 statewide launch of "Best for Colorado," a program that teaches Colorado businesses how to create higher quality jobs, build stronger communities, and protect the environment. www.bestforco.com

About B Lab (www.bcorporation.net)
B Lab is the non-profit organization that certifies and supports B Corporations in service of its mission to build a global movement of people using business as a force for good. There are over 2000 Certified B Corporations around the world from over 130 industries and 50 countries, companies that voluntarily meet the most rigorous global standards of social and environmental performance, transparency, and accountability.

Investor, Board of Directors

My Trail Company
2015 – Present • 2 yrs
Colorado

Inspired by the trails that beckon us to come play outdoors, My Trail designs and brings to market high performance, lightweight outdoor products that are responsibly made and delivered affordably direct to consumers. My Trail is raising seed capital through a national equity raise through Wefunder.com and a Colorado Direct Public Offering. It is incorporated as a Colorado Public Benefit Corporation.

Co-Founder, Chief Executive Officer, Chief Sustainability Officer

GoLite, LLC

1998 – 2014 • 16 yrs

Boulder, CO

Co-founded company in 1998. GoLite was a global manufacturer of innovative and responsibly-made apparel and equipment designed for the outdoors. During its 16 year run, GoLite was a market disruptor and innovator that fundamentally shifted the outdoor industry in terms of channel distribution, technical performance, and sustainable business practice. GoLite products were available in 23 countries and in over 20 wholly-owned stores in the United States, and the brand was beloved by hundreds of thousands of customers around the world.

Chief Executive Officer 2000 – 2007. Responsible for the strategic, operational, marketing/branding, legal, and financial direction of the company. Founded company, named and developed brand, established mission and core values and helped grow company from nothing to distribution on six continents and a brand that fundamentally changed an industry.

Chief Sustainability Officer 2008 - 2013. Responsible for driving the company's strategy and execution on its path to sustainability, leading cultural change, developing and instituting corporate policies, and communicating company values and actions to key stakeholders. In 2008, GoLite became one of the first Certified B Corporations in the world - and the first outdoor brand. In 2010, GoLite became one of a handful of global brands globally to release a sustainability report rated at the A+ verification level by the Global Reporting Initiative.

Vice President & Chief Operating Officer
Up with People
1998 – 2000 • 2 yrs
Broomfield, CO / Tokyo, Japan / Brussels, Belgium

Up with People is an international not-for-profit, non-religious, non-political youth leadership and international exchange program founded in 1965. Led operations for this $30 million business, including five, 140-member traveling groups ("casts") and staff of over 300 in 10 offices worldwide. Directed financial and strategic planning, human resources, operations, transportation, admissions, sales, marketing, legal, accounting, and information systems. Substantial public speaking, board reporting and management.

Principal
The Parthenon Group
1994 – 1998 • 4 yrs
Boston, MA

Parthenon is a strategy consulting and principal investing firm. Significantly enhanced profits and operational efficiencies of client companies. Advised national Internet Service Provider on profit improvement, new markets, potential acquisition targets. Developed turnaround strategy for international consumer products company. Advised international business magazine on brand extension and new business opportunities. Led case team in design and national roll-out of merchandising best practices for global consumer products company. Designed financial and market positioning strategy for experimental business unit of major NYC publishing house.

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Education

Harvard Business School
MBA, Business Administration
1992 – 1995

Harvard Kennedy School
MPA, Public Administration
1992 – 1995

University of Oxford
Pembroke College: Rotary Foundation Graduate Fellow, Philosophical Theology
1989 – 1990

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Volunteer Experience

Alumni Board of Directors
Harvard Business School
2013 – Jun 2016 • 3 yrs
Education

Served on volunteer board focused on advancing the interests of Harvard Business School and its alumni worldwide.

Colorado Board of Advisors
New Resource Bank
2016 – Present • 1 yr

New Resource Bank seeks to advance sustainability with everything they do: the loans they make, the way they operate and their commitment to using deposits for good. Through deep expertise and a powerful network of values-driven companies and organizations, they work to transform banking and create a better world. New Resource Bank is a Certified B Corporation and a member of the Global Alliance for Banking on Values.

Founding Board Member & Executive Committee
Active Boulder (www.activeboulder.org)
2005 – Present • 12 yrs

Active Boulder is an industry cluster association that promotes the growth and success of outdoor, fitness, and recreations companies + organizations in Boulder County through community, advocacy, and service. Founded in 2005 and recently reformed, Active Boulder provides support by advocating for industry causes, creating platforms for networking, and supporting volunteer service opportunities that directly impact the health and vibrancy of our members. www.activeboulder.org

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